SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) (Rule 14a-101) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant|X|
Filed by a Party other than the Registrant

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, For Use of the Commission
                                            Only (as permitted by Rule 14a-6(2))
|X| Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
             0-11.
         (1)  Title of each  class  of  securities  to which  transaction applies:
------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------
         (5) Total fee paid:
------------------------------------------------------------------------
             Fee paid previously with preliminary materials:
------------------------------------------------------------------------
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid: ___________________________________________
         (2) Form, Schedule or Registration No._________________________________
         (3) Filing party: _____________________________________________________
         (4) Date filed: _______________________________________________________

HUNGARIAN TELEPHONE                                     100 First Stamford Place
AND CABLE CORP.                                              Stamford, CT  06902


                                                                  April 12, 2000

Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Hungarian Telephone and Cable Corp. (the "Company") to be held at 10:00 a.m. local time, on May 25, 2000 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017.

         In addition to the election of directors and the ratification of the appointment of auditors, at the Annual Meeting the holders of Common Stock of the Company will consider and vote upon a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of Common Stock available thereunder from 1,000,000 to 1,250,000 for use as incentive awards to certain key employees, directors and consultants.

         Your Board of Directors has unanimously concluded that each of the proposals is in the best interests of the Company and its stockholders. Accordingly, the Board recommends a vote "FOR" the election of directors, the ratification of the appointment of auditors and the increase in the number of shares available under the Stock Option Plan.

         The attached Proxy Statement more fully describes the matters to be voted upon at the Annual Meeting and also includes information concerning the Company. I urge you to read carefully the information contained in the Proxy Statement.

         I hope that you will be able to attend the Annual Meeting. If you cannot attend, your shares of Common Stock can be represented by completing, signing and dating the enclosed proxy, and returning it in the envelope provided (which requires no postage if mailed in the United States). You may, of course, withdraw your proxy if you attend the Annual Meeting and choose to vote in person.

                                        Sincerely,

                                        /s/David A. Finley

                                        David A. Finley
                                        Chairman of the Board

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                           Stamford, Connecticut 06902


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), will be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, on May 25, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect seven directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

         2. To vote upon a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of the Company's common stock available thereunder from 1,000,000 to 1,250,000 for use as incentive awards to certain key employees, directors and consultants;

         3. To ratify the appointment of KPMG Hungaria Kft. as auditors of the Company for the fiscal year ending December 31, 2000; and

to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Director is not aware of any other business to come before the Meeting.

         The Board of Directors has fixed April 11, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the offices of the Company's stock transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, for ten days prior to the Meeting.

         Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy promptly in the envelope provided. Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                        By Order of the Board of Directors,

                                        /s/Peter T. Noone

                                        Peter T. Noone
                                        Secretary
Stamford, Connecticut
April 12, 2000



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            Page
INTRODUCTION.................................................................1
         Voting Rights and Proxy Information.................................1
         Vote Required for Approval..........................................2
         Voting Securities...................................................2
         Stock Ownership of Certain Beneficial Owners........................2
         Stock Ownership of Management.......................................4
         Potential Change in Control.........................................5

I.  ELECTION OF DIRECTORS....................................................6
         General.............................................................6
         Current Directors and Nominees for Director.........................6
         Standard Remuneration of Directors and Other Arrangements...........8
         Director Stock Option Plan..........................................9
         Executive Compensation..............................................9
         Employment Agreements..............................................11
         Report on Repricing of Options.....................................13
         Committees and Meetings of the Board of Directors..................14
         Compensation Committee Interlocks and Insider Participation........14
         Certain Relationships and Related Party Transactions...............15
         Indebtedness of Management.........................................16
         Section 16(a) Beneficial Ownership Reporting Compliance............16
         Compensation Committee Report on Executive Compensation............17
         Stock Performance Graph............................................18

II.  PROPOSAL TO AMEND THE COMPANY'S 1992 INCENTIVE
     STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER
     OF SHARES OF COMMON STOCK AVAILABLE THEREUNDER FROM
     1,000,000 TO 1,250,000.................................................20
         Background of Proposed Amendment...................................20
         Description of the Stock Option Plan...............................20
         Benefits Under Stock Option Plan...................................22
         Certain Interests of Directors.....................................23

III.  RATIFICATION OF THE APPOINTMENT OF AUDITORS...........................23

STOCKHOLDER PROPOSALS.......................................................24

OTHER BUSINESS..............................................................24

EXPENSES OF SOLICITATION....................................................24

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                            100 First Stamford Place
                   Stamford, Connecticut 06902 April 12, 2000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 25, 2000

                                  INTRODUCTION

               This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hungarian Telephone and Cable Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. local time, on May 25, 2000 at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017, or at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are first being sent or given to stockholders on or about April 16, 2000.

               At the Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of seven directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) a proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of common stock available thereunder from 1,000,000 to 1,250,000 for use as incentive awards to certain key employees, directors and consultants; and (iii) the ratification of the appointment of KPMG Hungaria Kft. as auditors of the Company for the fiscal year ending December 31, 2000.

         Voting Rights and Proxy Information

               All shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below, for the approval of the proposal regarding the Stock Option Plan and for the ratification of the appointment of auditors. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. Proxies should not be sent by the stockholder to the Company, but to Continental Stock Transfer & Trust Company, the Company's Registrar and Transfer Agent, at 2 Broadway, 19th Floor, New York, New York 10004. A pre-addressed, postage-paid envelope is provided for this purpose.

               A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Peter T. Noone, Secretary, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902.

         Vote Required for Approval

               The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Thus, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in "street name" will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares present in person or by proxy and voted on such matter at the Meeting is required for approval of the proposal to amend the Stock Option Plan to increase the number of shares available thereunder. Accordingly, abstentions will have the same effect as a vote against such matter and proxies returned by brokers as "non-votes" will not affect the outcome of such vote. Proxies submitted which contain abstentions or broker "non-votes" will be deemed present at the Meeting in determining the presence of a quorum.

               Your Board of Directors has unanimously approved each of the proposals set forth herein. Accordingly, the Board recommends a vote FOR the election of directors, the proposal to amend the Stock Option Plan and the ratification of the appointment of auditors.

         Voting Securities

               April 11, 2000 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the close of business on the Record Date, there were outstanding 12,009,479 shares of Common Stock. Each holder thereof is entitled to one vote per share.

         Stock Ownership of Certain Beneficial Owners

               The following table sets forth, as of April 11, 2000, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Common Stock.

                                                      Shares
                                                   Beneficially     Percent of
         Name and Address of Beneficial Owner        Owned (1)       Class (1)
         ------------------------------------      ------------     -----------

         CU CapitalCorp.                             7,117,230(2)        42.3%
         c/o Citizens Utilities Company
         High Ridge Park
         Stamford, Connecticut  06905

         Danish Investment Fund for Central          1,285,714           10.7%
         and Eastern Europe
         4, Bremerholm
         DK 1069 Copenhagen K, Denmark

         Postabank Rt.                               2,428,572           20.2%
         Jozsef nador ter 1
         H-1920 Budapest, Hungary

         Tele Danmark A/S                            2,565,587           21.4%
         Larslejsstraede 5
         0900 Copenhagen C, Denmark


         (1) "Shares Beneficially Owned" includes shares held directly as well as shares which such entity may have the right to acquire within 60 days of April 11, 2000. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by such entity by the shares of Common Stock outstanding as of April 11, 2000 plus only those shares which such entity may have the right to acquire within 60 days of April 11, 2000.
         (2) Includes 4,511,322 shares subject to purchase pursuant to options granted by the Company to CU CapitalCorp., all of which are presently exercisable. It also includes 300,000 shares of Common Stock which are issuable upon the conversion by CU CapitalCorp. of its 30,000 shares of the Company's Series A Preferred Stock. See "- Potential Change in Control" and "Election of Directors - Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Stock Ownership of Management

               The following table sets forth, as of April 11, 2000, certain information as to the shares of Common Stock beneficially owned by certain executive officers, officers, employees and former executive officers of the Company, and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                                Shares
                                              Beneficially      Percent of
         Name of Beneficial Owner              Owned (1)          Class (1)
         ------------------------             ------------      -----------

                         Current Officers and Employees

         Ole Bertram                           100,000(2)                *

         Gregory A. Bordelon                           --               --

         Peter T. Noone                         47,600(3)                *

         Directors and Executive               166,000(4)             1.4%
         Officers as a Group (8 persons)

                            Former Executive Officers

         Francis J. Busacca, Jr.                61,990(5)                *

         John G. Tesmer                                --               --

         -----------
         * Less than one percent
         (1) "Shares Beneficially Owned" includes shares held directly, as well as shares which such persons have the right to acquire within 60 days of April 11, 2000 and shares held by certain members of such persons' families, over which such persons may be deemed to have sole or shared voting power or investment power. "Percent of Class" is calculated by dividing the "Shares Beneficially Owned" by the individual (or group) by the shares of Common Stock outstanding as of April 11, 2000 plus only those shares which the individual (or group) has the right to acquire within 60 days of April 11, 2000.
         (2) Consists of 100,000 shares subject to options presently exercisable at $4.125 per share granted pursuant to Mr. Bertram's employment agreement. See "Election of Directors - Employment Agreements."
         (3) Includes 15,000 shares subject to options presently exercisable at $11.69 per share, 2,500 shares subject to options presently exercisable at $8.00 per share, 15,000 shares subject to options presently exercisable at $4.625 per share, and 15,000 options presently exercisable at $5.93 per share granted pursuant to Mr. Noone's employment agreement. See "Election of Directors - Employment Agreements."
         (4) Does not include shares reported to be beneficially owned by CU CapitalCorp. Leonard Tow, a director of the Company, serves as an executive officer of both the parent company and an affiliate of CU CapitalCorp. Daryl A. Ferguson, a director of the Company, served as an executive officer of both the parent company and an affiliate of CU CapitalCorp. during 1999. Does not include shares reported to be beneficially owned by Tele Danmark A/S. Torben V. Holm and Lennart F. Meineche, directors of the Company, serve as officers of Tele Danmark A/S.

         (5) Includes 50,000 shares subject to options presently exercisable at $5.46 per share and 9,990 shares subject to options presently exercisable at $3.25 per share granted pursuant to Mr. Busacca's employment. See "Election of Directors - Employment Agreements."

         Potential Change in Control

                  From May 1995 through May 1999, the Company entered into certain agreements (as amended and restated in certain cases to date, the "Citizens Agreements") with CU CapitalCorp. ("CUCC") and Citizens International Management Services Company ("CIMS"), both of which are wholly-owned subsidiaries of Citizens Utilities Company (together with CUCC and CIMS, "Citizens"). The Company entered into the Citizens Agreements for financial, operating, management and other reasons that the Board of Directors believed to be consistent with the Company's business requirements and growth strategy. As of December 31, 1999, Citizens, directly or through subsidiaries, provided telecommunications services and public services including gas distribution, electric distribution, water distribution and wastewater treatment services to approximately 1.9 million customers. Citizens also owns 82% of Electric Lightwave, Inc. (NASDAQ: ELIX) a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States.

                  As of April 11, 2000, Citizens beneficially owned 2,305,908 of the outstanding shares of Common Stock. Pursuant to the Citizens Agreements, Citizens was granted certain options to acquire an additional 4,511,322 shares of Common Stock at prices ranging from $12.75 to $18.00 per share. Citizens also owns 30,000 shares of the Company's Series A Preferred Stock which are convertible into 300,000 shares of Common Stock. If Citizens were to exercise in full all of its options and convert its preferred shares, Citizens would own 40.1% of the shares of Common Stock that would be outstanding if all the outstanding options and warrants exercisable in 2000, including those held by Citizens, were exercised. If only Citizens were to exercise in full all of its options and convert its preferred shares, Citizens would own 42.3% of the shares of Common Stock that would be outstanding. If all of the options held by Citizens were exercised, Citizens would be in a position to exert significant influence on the Company. The Citizens Agreements provide for certain preemptive rights which presently enable Citizens to maintain its percentage ownership interest on an outstanding basis.

                  The Citizens Agreements also provide for the nomination of one representative of Citizens for election to the Company's Board of Directors and for the number of directors to be set at no less than six, without classified or staggered terms. These provisions could facilitate the replacement of the Company's then-existing Board by Citizens in the event Citizens exercised all of its options. Presently, Leonard Tow, an executive officer of Citizens Utilities Company and Daryl A. Ferguson, a former executive officer of Citizens, serve on the Company's Board of Directors.

                  For  a  further   description   of  certain  of  the  Citizens
         Agreements, See "Election of Directors - Certain Relationships and Related Party Transactions - The Citizens Agreements."

                            I. ELECTION OF DIRECTORS

         General

                  Pursuant to the Company's By-laws, directors are elected to serve for a one-year term or until their respective successors have been elected and qualified. Six of the nominees are incumbent directors who were elected at the last annual meeting of stockholders. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described below, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

         Current Directors and Nominees for Director

                  The table below sets forth certain information, as of April 11, 2000, regarding the Company's current Board of Directors and nominees for election to the Board of Directors, including beneficial ownership of Common Stock.

                                    Position(s) Held          Director          Common Stock         Percent
        Name               Age      in the Company            Since             Beneficially Owned   Owned

           Current Directors who are Nominees for Reelection
    Ole Bertram             64       Director, President and   August 1997       100,000(1)           *
                                     Chief Executive Officer

    Daryl A. Ferguson       61       Director                  March 1998             --(2)          --

    Torben V. Holm          49       Director                  March 1999             --(3)          --

    John B. Ryan            69       Director                  September 1992     26,000(4)           *

    William E. Starkey      64       Director                  July 1996          20,000(5)           *

    Leonard Tow             71       Director                  August 1997            --(2)          --

           Other Current Directors
    David A. Finley         67       Director (Chairman)       July 1996           20,000(5)          *

    Lennart F. Meineche     33       Director                  May 1999                --(3)         --

           Nominee for Director
    Torben A. Lange         51                                                         --(3)

         -----------------
         * Less than one percent.
         (1) Consists of 100,000 shares subject to options presently exercisable at $4.125 per share granted pursuant to Mr. Bertram's employment agreement. See " - Employment Agreements."

         (2) Does not include shares reported to be beneficially owned by Citizens. See "Introduction - Stock Ownership of Certain Beneficial Owners." and "Potential Change in Control." Mr. Tow is currently an executive officer of Citizens Utilities Company. Mr. Ferguson was an executive officer of Citizens in 1999. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."
         (3) Does not include shares reported to be beneficially owned by Tele Danmark A/S. See "Introduction - Stock Ownership of Certain Beneficial Owners." Messrs. Holm and Meineche are currently officers of Tele Danmark A/S. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."
         (4) Includes 10,000 shares subject to options presently exercisable at $9.44 per share, 5,000 shares subject to options presently exercisable at $6.78 per share, and 5,000 shares subject to options exercisable within 60 days at $6.00 per share granted under the Non-Employee Director Stock Option Plan. Also includes 5,000 shares subject to options, presently exercisable at $9.44 per share, granted under the 1992 Incentive Stock Option Plan, as amended.
         (5) Consists of 10,000 shares subject to options presently exercisable at $9.44 per share, 5,000 shares subject to options presently exercisable at $6.78 per share, and 5,000 shares subject to options exercisable within 60 days at $6.00 per share granted under the Non-Employee Director Stock Option Plan.

                  Ole Bertram. Mr. Bertram was appointed as the Company's President and Chief Executive Officer effective January 1, 1999. Prior to joining the Company, Mr. Bertram was the Senior Vice President
         of Tele Danmark International since June 1997. Prior to that, Mr. Bertram was Technical Director of Tele Danmark International from May 1995 to June 1997, and Technical Director and Vice President of the Copenhagen Telephone Company from 1988 to May 1995.

                  Daryl A. Ferguson. Mr. Ferguson has been associated with Citizens Utilities Company since July 1989 where he was President and Chief Operating Officer from 1990 to 1999. Mr. Ferguson retired as an executive officer of Citizens in 1999 and now serves as a consultant to Citizens. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

                  David A.  Finley.    Mr.  Finley    is   currently   a private
         investor and consultant with software, money-management, finance and telecommunications companies. He currently is a director of Elite Information Systems Incorporated, a software and services company in which he served as Chief Financial Officer of its predecessor company until November 1997. Mr. Finley was also a director of Intelligroup, Inc. until May 1999 and, MRJ Group, Inc. until September 1999. He is currently a director of Naviant Inc. Mr. Finley was with IBM from 1959 to 1989 when he retired as Treasurer. While at IBM, he held various international and domestic posts involving treasury, controllership, business development, strategic planning and general management.

                  Torben V. Holm. Mr. Holm has been a Senior Vice President of Tele Danmark International since 1994. Mr. Holm is also a member of the Management Committee of Tele Danmark International and is a member of the boards of several communications companies in which Tele Danmark International holds investments. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."

                  Torben A. Lange.  Mr. Lange has been with Tele Danmark for six years. He is currently the Director of Operational Support for Tele Danmark International with a particular specialization in Germany, Hungary and Ukraine. While working for Tele Danmark, he has been involved in Sales and Marketing, Account Management and IT. Prior to joining Tele Danmark, he was a President and Chief Executive Officer in the computer industry. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."

                  Lennart F. Meineche. Mr. Meineche has been the Senior Vice President and Chief Financial Officer of Tele Danmark International since 1998. Prior to that, Mr. Meineche was the head of financial planning in Tele Danmark International from 1994 to 1998. From 1991 to 1994, Mr. Meineche was the financial controller in Tele Danmark's Corporate Finance Department. See "- Certain Relationships and Related Party Transactions - The Tele Danmark Agreements."

                  John B. Ryan. Mr. Ryan has been a financial consultant since 1988. From 1984 through 1987 he was a Senior Vice President and member of the Executive Committee of Josephthal & Co., Inc., a member of the New York Stock Exchange. From 1967 to 1984, he was a General Partner, Director of Compliance and a member of the Executive Committee of Herzfeld & Stern, member of the New York Stock Exchange. He is a member of the Arbitration Panel of the New York Stock Exchange, the National Association of Securities Dealers and the American Arbitration Association.

                  William E. Starkey. Mr. Starkey is currently a consultant. He was with GTE Corporation from 1964 to 1993, when he retired as a Senior Executive. While at GTE, he held various posts involving operations, marketing and customer service, regulatory, human resources, information systems, management and planning. He was the Chairman of the Tampa Chamber of Commerce in 1990 and the Chairman of Enterprise Corporation from 1994 to 1996 (a private non-profit organization, with over 60 employees providing management, technical and financial assistance to small- and medium-sized companies).

                  Leonard  Tow.   Mr. Tow  has   been  the  Chairman  and  Chief
         Executive Officer of Citizens Utilities Company since 1990, where he served as Chief Financial Officer from 1991 to 1997. He was Chief Executive Officer and a Director of Century Communications Corp., a cable television company, since its organization in 1973 to October 1999, and Chairman of the Board from 1989 to October 1999 and was Chief Financial Officer from 1973 to 1996. He is Chairman of the Board of Electric Lightwave, Inc. and a Director of the United States Telephone Association. See "- Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Standard Remuneration of Directors and Other Arrangements

                  Since July 1996, directors who are not officers or employees of the Company or any of its 10% shareholders were paid, in addition to the reimbursement of out-of-pocket expenses, fees of $1,200 for attendance at meetings in the United States, $2,000 for attendance at meetings in Hungary and $800 for meetings held via telephonic conference call. For committee meetings, the directors were paid $500 ($900 for the Chairman) for attendance at meetings and $300 ($500 for the Chairman) for meetings held via telephonic conference call. In March 1999, the Board adopted a revised compensation structure for its non-employee directors effective with the 1999 - 2000 Board term. Pursuant to the revised compensation structure, the Chairman of the Board is to be compensated with a fixed quarterly fee of $3,500, a per meeting fee of $1,400 and $700 for meetings held via telephonic conference call. Directors will be compensated with a fixed quarterly fee of $2,500, a per meeting fee of $800 and $400 for meetings held via telephonic conference call. For committee meetings, the directors are to be paid $500 ($800 for the Chairman) for attendance at meetings and $250 ($400 for the Chairman) for meetings held via telephonic conference call.

                  Mr. Finley received $30,000 for consulting services that he provided to the Company during 1999.

         Director Stock Option Plan

                  In January 1997, the Board adopted the Hungarian Telephone and Cable Corp. Non-Employee Director Stock Option Plan (the "Director Stock Option Plan") for the Company's directors who are not officers or employees of the Company or any of its 10% shareholders. Presently, Messrs. Ryan and Starkey are eligible for continuing participation in the Director Stock Option Plan.

                  The Director  Stock  Option Plan has 250,000  shares of Common
         Stock available for issuance pursuant to options to the eligible directors. The Compensation-Stock Option Committee administers the Director Stock Option Plan. The options will have ten-year terms and may not be transferred other than by will or the laws of descent and distribution.

                  As of the date each year that any non-employee director is elected or re-elected to serve as a director by the stockholders of the Company at the Annual Meeting of Stockholders of the Company, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock with an exercise price per share equal to the fair market value of a share of Common Stock on the date of such grant. Each automatic grant of any such options vests in the optionee, and thus become exercisable, at the earlier of (x) the date of the next Annual Meeting of Stockholders of the Company, or (y) one year from the date of such annual grant. On May 25, 1999, the Company granted each of Messrs. Finley, Ryan and Starkey options to purchase 5,000 shares of Common Stock, which options vest on May 25, 2000.

         Executive Compensation

                  The following table sets forth certain information, for each of the Company's last three fiscal years, with respect to compensation awarded to, earned by the Company's Chief Executive Officer and each of certain current or former officers or employees of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executives").


                           SUMMARY COMPENSATION TABLE
           ------------------------------- -------- ------------------------------------- -----------------
                                                            Annual Compensation              Long-Term
                                                                                            Compensation

                                                                                Other
                                                                               Annual        Securities
                                                                             Compensation   Underlying
                 Name and Principal         Year       Salary     Bonus ($)    ($)(2)         Options
                     Position                          ($)(1)                                   (#)
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           Ole Bertram                     1999          233,696         --       36,000           100,000
           President and Chief             1998               --         --           --                --
           Executive Officer               1997               --         --           --                --
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           Gregory A. Bordelon             1999          124,449      3,000       18,000                --
           Project Manager                 1998           70,000     10,000      110,745                --
                                           1997           70,000     10,000      119,387                --
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           Francis J. Busacca, Jr.         1999          112,500     20,000      122,612            59,990
           Former Deputy Chief             1998          125,000         --       88,307            30,000
           Executive Officer               1997               --         --           --                --
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           Peter T. Noone                  1999          123,375     24,675           --            15,000
           General Counsel and Secretary   1998          123,375      4,167           --             2,500
                                           1997          118,479     25,000           --            15,000
           ------------------------------- -------- ------------- ---------- ------------ -----------------
           John G. Tesmer                  1999          123,509     35,000      110,858                --
           Former Vice President           1998          110,000     56,000      157,544                --
                                           1997           92,018     10,000      129,506                --
           ------------------------------- -------- ------------- ---------- ------------ -----------------

         (1) Consists of salaries paid pursuant to employment agreements. See "- Employment Agreements."
         (2) The amounts reported in 1997, 1998 and 1999 include housing and vacation allowances pursuant to employment agreements. The 1997 amounts include housing and vacation allowances of $40,750 and $39,000 for Messrs. Bordelon and Tesmer, respectively. The 1998 amounts include housing and vacation allowances of $38,997, $30,000, and $39,000 for Messrs. Bordelon, Busacca and Tesmer, respectively. The 1999 amounts include housing and vacation allowances  of  $36,000,  $18,000,  $27,000 and $44,029 for Messrs.
             Bertram, Bordelon, Busacca and Tesmer, respectively. The amounts reported in 1997, 1998 and 1999 include the reimbursement by the Company of certain Hungarian income taxes. The 1997 amounts include the reimbursement of Hungarian taxes in the amounts of $78,637 and $90,506 paid by Messrs. Bordelon and Tesmer, respectively. The 1998 amounts included the reimbursement of Hungarian taxes in the amounts of $71,748, 58,307, and $118,544 paid by Messrs. Bordelon, Busacca and Tesmer, respectively. The 1999 amounts include the reimbursement of Hungarian taxes in the amounts of $95,612 and $66,829 paid by Messrs. Busacca and Tesmer, respectively.

                  The following table sets forth certain information with respect to options granted to the Named Executives during the fiscal year ended December 31, 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                            Potential Realizable Value at
                                                                                            Assumed Annual Rates of Stock
                                               Individual Grants                            Price Appreciation for Option Term
                              Number of        Percent of Total  Exercise
                              Securities       Options Granted   Price on
                              Underlying       to Employees in   Date of     Expiration
                Name          Options Granted  Fiscal Year       Grant       Date                  5% ($)         10% ($)

         Ole Bertram              100,000         57.2           4.125       12/31/03               113,966        251,835

         Francis J. Busacca, Jr.    9,990          5.7           3.25        12/31/03                 8,970         19,822
                                   30,000         17.1           5.46        3/31/03                 29,248         62,102
                                   20,000         11.4           5.46        6/30/01                  8,962         18,259

         Peter T. Noone            15,000          8.6           4.625       1/17/04                 19,167         42,354



                  The following table summarizes the exercise of stock options during fiscal 1999 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                 Number of Securities       Value of Unexercised
                                                                Underlying Unexercised      In-the-Money Options
                           Shares Acquired                    Options at Fiscal Year End    at Fiscal Year End
               Name          on Exercise    Value Realized     Exercisable/Unexercisable    Exercisable/Unexercisable

         Ole Bertram                 --               --                100,000/--            312,500/--

         Francis J. Busacca, Jr.    --               --                 59,990/--            129,460/--

         Peter T. Noone             --               --                 32,500/--             39,375/--
         ---------------------


         Employment Agreements

                  Ole Bertram - Mr. Bertram's employment agreement provides for a two-year term beginning on January 1, 1999 with a current annual salary of $210,000, an annual $30,000 Company contribution to a retirement account and a $3,000 per month housing allowance. The agreement also provides for a potential target cash bonus of $90,000 and an annual award of five-year options to purchase 100,000 shares of Common Stock. The cash bonus is tied to certain corporate objectives set by the Compensation - Stock Option Committee of the Board of Directors. The Company has not yet determined Mr. Bertram's cash bonus for 1999. The options vest every six months in 50,000 share increments. The employment agreement for Mr. Bertram provides that if his employment is terminated by the Company other than for cause, or if he suffers a demotion other than for cause or if there is a change in control of the Company, Mr. Bertram has the right to terminate the agreement. In the event of any such termination, Mr. Bertram would be entitled to receive (i) six months' salary, (ii) payment of any accrued entitlement to salary, expenses and allowances, and (iii) the immediate vesting and release of any unvested options.

                  Gregory A. Bordelon - Mr. Bordelon has a two-year employment agreement beginning on January 1, 1999 which provides for an annual base salary of $117,400 and a monthly housing allowance of $2,416.

                  Francis J. Busacca, Jr. - On March 1, 1998, the Company entered into a two year employment agreement with Mr. Busacca to become the Company's Executive Vice President and Chief Financial Officer. Mr. Busacca's employment agreement provided for an annual salary of $150,000 and a $3,000 per month housing allowance. Pursuant to such employment agreement, the Company granted Mr. Busacca options to purchase 30,000 shares of the Company's Common Stock at $8.00 per share with the options vesting in increments of 10,000 every six months so long as Mr. Busacca remained with the Company. Mr. Busacca was also eligible to receive an annual bonus at the Company's discretion up to the equivalent of $40,000 in stock, additional options, cash, or a combination thereof. From April to December 1998, Mr. Busacca was the Company's interim President and Chief Executive Officer. For such additional duties, the Company awarded Mr. Busacca options, effective January 1, 1999, to purchase 9,990 shares of the Company's Common Stock. In 1999, the Board agreed to promote Mr. Busacca from Chief Financial Officer to Deputy Chief Executive Officer. In connection with such promotion, the Board agreed to revise Mr. Busacca's compensation package which included the grant of an additional option to purchase 20,000 shares of Common Stock and the effective revision of the exercise price on Mr. Busacca's existing option which was terminated and replaced by a new option to purchase 30,000 shares. As part of such revised compensation package, the Company also paid Mr. Busacca $131,328 in January 2000 following the termination of Mr. Busacca's employment with the Company on December 31, 1999, which payment included Mr. Busacca's full revised salary for October through December 1999 and additional salary for Mr. Busacca's services as Deputy Chief Executive Officer from January to September 1999.

                  Peter T. Noone - Mr. Noone's employment agreement provides for a three-year term ending in 1999 with a current annual salary of $123,375. The agreement also provides for a potential cash bonus equal to 20% of Mr. Noone's base salary and an annual award of five-year options to purchase a target of 15,000 shares of Common Stock. The employment agreement for Mr. Noone provides that if his employment is terminated by the Company other than for cause, or if he suffers a demotion other than for cause or if there is a change in control of the Company, Mr. Noone has the right to terminate the agreement. In the event of any such termination, Mr. Noone would be entitled to receive
         (i) nine months' salary and allowances, (ii) all restricted shares, whether vested or unvested as of the date of termination, (iii) payment of any accrued entitlement to salary, expenses and allowances, and (iv) a pro-rata share of stock options, if any, to be awarded under the agreement.

                  John G. Tesmer - In October 1997, the Company entered into a two year employment agreement with John Tesmer, a Vice President of the Company. Mr. Tesmer's employment agreement provided for an annual salary of $110,000, a $3,000 per month housing allowance and the reimbursement of any Hungarian income taxes payable by Mr. Tesmer. The Company entered into a new employment agreement with Mr. Tesmer in October 1999 which provided for an annual salary of $120,600, a monthly housing allowance of $2,000 and a $3,333 monthly Company contribution to a retirement agreement. Mr. Tesmer terminated his employment with the Company in January 2000.

         Report on Repricing of Options.

                  The Compensation - Stock Option Committee (the "Compensation Committee") of the Board of Directors agreed to effectively revise the exercise price on an option granted to Francis J. Busacca, Jr. to purchase 30,000 shares. The original exercise price was $8.00 per share. The revised exercise price was $5.46. The Company hired Mr. Busacca as its Executive Vice President and Chief Financial Officer on March 1, 1998. Pursuant to Mr. Busacca's original employment agreement, the Company granted Mr. Busacca the option to purchase 30,000 shares of Common Stock. From April to December 1998, Mr. Busacca was the Company's interim President and Chief Executive Officer. Effective January 1, 1999 Ole Bertram assumed the offices of President and Chief Executive Officer. In 1999, the Board agreed to promote Mr. Busacca from Chief Financial Officer to Deputy Chief Executive Officer. In
         connection  with  such  promotion,  the  Board  agreed  to  revise  Mr.
         Busacca's   compensation   package  which  included  the  grant  of  an
         additional option to purchase 20,000 shares of Common Stock and the effective revision of the exercise price on Mr. Busacca's existing option which was terminated and replaced by a new option to purchase 30,000 shares of Common Stock. As part of such revised compensation package, the Company also paid Mr. Busacca $131,328 in January 2000 following the termination of Mr. Busacca's employment with the Company on December 31, 1999 which payment included Mr. Busacca's full revised salary for October through December 1999 and additional salary for Mr. Busacca's services as Deputy Chief Executive Officer from January to September 1999.

                                Daryl A. Ferguson
                                John B. Ryan
                                William E. Starkey

         ---------------------------------------------------------------------------------------------------------------
                                               10-YEAR OPTION REPRICINGS
         ---------------------------------------------------------------------------------------------------------------
                                                  Number of     Market                                   Length of
                                                  Securities    Price of     Exercise                    Original
                                                  Underlying    Stock at     Price at                    Option Term
                                                  Options       Time of      Time of        New          Remaining
                                                  Repriced or   Repricing    Repricing or   Exercise     at Date of
                                                  Amended       or Amend-    Amendment      Price        Repricing or
         Name                         Date        (#)           ment ($)     ($)            ($)          Amendment
         ---------------------------- ----------- ------------- ------------ -------------- ------------ ---------------
         Francis J. Busacca, Jr.      11/19/99        30,000    5.46         8.00           5.46         3.33 years
         ---------------------------- ----------- ------------- ------------ -------------- ------------ ---------------

         Committees and Meetings of the Board of Directors

                  During the Company's fiscal year ended December 31, 1999, the Board of Directors held five meetings. Each of the incumbent directors except for Messrs. Meineche and Tow attended at least 75% of the meetings of the Board of Directors that were held during the 1999 fiscal year. Each of the incumbent directors except for Mr. Holm attended at least 75% of the meetings of each committee on which he served that were held during the 1999 fiscal year while he was serving as a member of such committee. Mr. Holm missed the only Audit Committee meeting held during 1999 while he was a member of such committee.

                  The Company has standing Compensation-Stock Option, Audit and Nominating Committees. The Nominating Committee, which was established in January 2000 recommends to the full Board of Directors a slate of nominees for election to the Board of Directors. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited such nominations. Such nominations, together with appropriate biographical information, should be submitted to the Secretary of the Company at least 120 days prior to the annual meeting.

                  The Compensation - Stock Option Committee consists of Daryl A. Ferguson, John B. Ryan and William E. Starkey. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation-Stock Option Committee held two meetings during the fiscal year ended December 31, 1999.

                  From April 1998 to May 25, 1999, the Audit Committee consisted of Daryl A. Ferguson, John B. Ryan and James H. Season. Effective May 25, 1999 Torben V. Holm replaced Mr. Season on the Audit Committee. This committee has the duties of recommending to the Board of Directors the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal auditing, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board of Directors. During the fiscal year ended December 31, 1999 the Audit Committee held two meetings.

         Compensation Committee Interlocks and Insider Participation

                  The Compensation - Stock Option Committee consists of Daryl A. Ferguson, John B. Ryan and William E. Starkey. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation-Stock Option Committee held two meetings during the fiscal year ended December 31, 1999.

                  No current or former members of the committee during such period were officers of the Company. Mr. Ferguson retired as an executive officer of Citizens in 1999. See "Certain Relationships and Related Party Transactions - The Citizens Agreements."

         Certain Relationships and Related Party Transactions

                  The Tele Danmark Agreements

                  On July 1, 1997, Tele Danmark A/S ("TD") transferred to the Company its 20% interest in the outstanding capital stock of each of Kelet-Nograd Com Rt. ("KNC") and Raba Com Rt. ("Raba-Com"), both Hungarian subsidiaries of the Company, in exchange for 420,908 shares of Common Stock. The agreement provided for, among other things, (x) the Company to nominate a representative of TD for election to the Company's, KNC's and Raba-Com's Board of Directors as long as TD owns at least 300,000 shares of the Company's outstanding Common Stock, (y) certain preemptive rights of TD, upon issuance by the Company of shares of its Common Stock, to maintain its then current percentage ownership in the Company's outstanding Common Stock as long as TD continues to own at least 300,000 shares of the Company's outstanding Common Stock, and (z) the obligation of the Company to purchase, and the obligation of TD to sell, the shares of capital stock of KNC and Raba-Com then held by the Danish Investment Fund for Central and Eastern Europe (the "Danish Fund") if TD acquired such shares within twelve (12) months. As a result of such agreement, the Board of Directors elected Torben V. Holm, an officer of TD, to its Board in March 1999 and Mr. Holm was reelected to the Board by the Company's stockholders for the 1999 to 2000 term. The Board of Directors is nominating Mr. Holm for reelection for the 2000 to 2001 term.

                  On September 30, 1997, TD transferred to the Company its 4.8% interest in the outstanding capital stock of each of KNC and Raba-Com (acquired by TD from the Danish Fund) in exchange for 101,018 shares of Common Stock. In addition, TD transferred to the Company its interest in an aggregate of $5.5 million in loans owed by KNC and Raba-Com to TD in exchange for 447,232 shares of Common Stock.

                  In May 1999, as part of a series of agreements to revise the Company's capital structure, TD purchased an additional 1,571,429 shares of Common Stock from the Company for $11 million.

                  In addition to Mr. Holm,  the Board of Directors is nominating
         Torben  A. Lange,  an   officer of  TD,  for  election  to the Board of
         Directors for the 2000 to 2001 term.

                  The Citizens Agreements

                  In May 1995, Citizens purchased 300,000 shares of Common Stock from a former executive of the Company and has since acquired an additional 1,902,908 shares of Common Stock and 30,000 shares of the Company's Series A Preferred Stock convertible into 300,000 shares of Common Stock, pursuant to certain agreements entered into with the Company (as amended and restated in certain cases to date, the "Citizens Agreements"). Citizens also purchased 103,000 shares of Common Stock on the open market bringing its ownership of the outstanding Common Stock as of April 11, 2000, to 19.2%. In addition, as a result of the Citizens Agreements, Citizens has received certain options to purchase 4.5 million shares of Common Stock. These options expire on September 12, 2000, with per share exercise prices ranging from $12.75 to $18.00. The Citizens Agreements provide Citizens with certain preemptive rights to purchase, upon the issuance of Common Stock in certain circumstances to third parties, shares of Common Stock in order to maintain its percentage ownership interest on a fully diluted basis. The Citizens Agreements also provide for one representative of Citizens to be nominated for election to the Company's Board of Directors for as long as Citizens holds at least 300,000 shares of Common Stock and for the number of directors on the Company's Board of Directors to be set at no less than six, without classified or staggered terms. Leonard Tow, an executive officer of Citizens Utilities Company, and Daryl A. Ferguson, a former executive officer of Citizens Utilities Company, are directors of the Company and nominees for reelection to the Board of Directors for the 2000 to 2001 term.

                  The Postabank Agreements

                  In October 1996, the Company entered into a $170 million 10-year credit facility with Postabank Rt. (the "Postabank Credit Facility"). In May 1999, as part of a series of agreements with Citizens, TD, Postabank, and the Danish Fund to revise the Company's capital structure, the Company and Postabank entered into a $138 million Dual Currency Bridge Loan Agreement (the "Postabank Bridge Loan"). The Company also (i) issued 2,428,572 shares of Common Stock to Postabank for $34 million and (ii) issued to Postabank subordinated notes in the amount of $25 million and warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $10 per share beginning on January 1, 2004. The Company also granted Postabank the right to have one person designated by Postabank to be nominated for election to the Company's Board of Directors. Postabank has not yet exercised this right.

                  As a result of such agreements to revise the Company's capital structure, the Company paid off the outstanding balance on the Postabank Credit Facility. In April 2000, the Company entered into a new syndicated senior security credit facility which proceeds will be used to pay off the Postabank Bridge Loan.

                  The Danish Fund Agreements

                  As part of such agreements to revise the Company's capital structure, the Company issued 1,285,714 shares of Common Stock to the Danish Fund in May 1999.


         Indebtedness of Management

                  No director, executive officer or nominee for election as a director of the Company has been indebted to the Company or any of its subsidiaries at any time during the last fiscal year in an amount in excess of $60,000.

         Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and beneficial owners of over 10% of the Common Stock to file reports of holdings and transactions in the Common Stock. Based upon a review of the Forms 3, 4 and 5 required to be filed by such directors, officers and beneficial owners pursuant to Section 16(a) for the Company's fiscal year ended December 31, 1999, the Company has identified two untimely filed reports. Lennart Meineche filed his Form 3 five days late and the Danish Fund filed its Form 3 late.

         Compensation Committee Report on Executive Compensation

                  The Compensation - Stock Option Committee (`Compensation Committee") consists of Daryl A. Ferguson, John B. Ryan and William E. Starkey. The function of this committee is to administer the 1992 Incentive Stock Option Plan, as amended, and the Director Stock Option Plan, and advise the Board regarding the compensation of officers. The Compensation Committee held two meetings during the fiscal year ended December 31, 1999.

                  Executive Officer Compensation Policy

                  General. The Company's compensation policy is designed to motivate, reward and retain the managerial and technical talent needed to achieve the Company's business objectives. This policy provides for incentives to achieve short- and long-term objectives and rewards exceptional performance and accomplishments that contribute to the Company's business. Compensation arrangements for the Company's executive officers have been designed to align such compensation with the achievement of the Company's business objectives and growth strategy. The Company has traditionally sought to achieve such alignment through employment contracts providing for fixed-base salaries, cash bonuses and the grant of stock options.

                  Employment Contracts. The Company has traditionally entered into an employment agreement with an executive officer effective with the individual's appointment to an executive position. Employment agreements for all executive officers, including the Chief Executive Officer, have been for terms from two to four years, and provide for fixed annual salaries over their terms. Base salaries are initially established through negotiations with the executive officer during the hiring process. The Company has also granted options to its executive officers in order to align the interests of such executives with those of the shareholders of the Company generally.

                  Chief Executive Officer's Compensation. The Compensation Committee negotiated a two-year employment agreement with the Company's Chief Executive Officer, Ole Bertram. The Compensation Committee provided Mr. Bertram with a base salary based on comparable industry standards and a grant of options also based on comparable industry standards. The options are intended to provide Mr. Bertram with incentive to increase the Company's market value. The employment agreement with Mr. Bertram also provides for a potential cash bonus tied to certain Company objectives established by the Compensation Committee. The Company's objectives are tied to its revenue growth, customer growth, capital expenditures and its financial performance. The Compensation Committee has not yet determined Mr. Bertram's bonus for his 1999 performance.

                  For a description of certain provisions of the Company's employment contracts with its executive officers, See "- Employment Agreements."

                  In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended, the effect of which is to eliminate the deductibility of compensation of over $1 million, with certain exceptions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the compensation of each of the Company's current executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.
                           Daryl A. Ferguson
                           William E. Starkey
                           John B. Ryan


         Stock Performance Graph

                  The line graph below compares the cumulative total stockholder return of the Company's Common Stock to the cumulative total return of
         (i) the American Stock Exchange Market Index and (ii) a telecommunications industry index, for the period commencing January 1, 1995 through December 31, 1999. The Common Stock was first listed for quotation on the Nasdaq Small-Cap Market on December 28, 1992 and was quoted on the Nasdaq National Market from December 8, 1994 through December 19, 1995. On December 20, 1995, the Common Stock began trading on the American Stock Exchange. The graph assumes that $100 was invested on January 1, 1995, with dividends reinvested on the date paid.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG THE COMPANY, AMEX MARKET INDEX
                      AND TELECOMMUNICATIONS INDUSTRY INDEX


                                    [chart]




                                1994        1995       1996        1997       1998        1999
                                ----        ----       ----        ----       ----        ----

  Hungarian Telephone and    $100.00      101.19      89.29       91.07      30.95       69.05
  Cable Corp.

  Telecommunications          100.00      130.57     128.85      167.02     254.27      387.41
  Industry Index

  Amex Market Index           100.00      128.90     136.01      163.66     161.44      201.27


         II. PROPOSAL TO AMEND THE COMPANY'S 1992 INCENTIVE STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THEREUNDER FROM 1,000,000 TO 1,250,000

         Background of Proposed Amendment

                  The Stock Option Plan presently provides that the aggregate number of shares of Common Stock subject to options granted thereunder shall not exceed 1,000,000. Following a review of the options granted to date under the Stock Option Plan and the number of options which the Board of Directors believes should be available for awards in the future, the Board of Directors has determined that the number of shares presently available for awards under the Stock Option Plan is insufficient to achieve the purposes of the Stock Option Plan. Based upon that determination, the Board of Directors has determined that an increase in the number of shares of Common Stock subject to Options under the Stock Option Plan would be in the best interests of the Company and its stockholders. Accordingly, on April 11, 2000, the Board of Directors unanimously determined that the number of shares of Common Stock subject to stock options available for grants under the Stock Option Plan be increased from 1,000,000 shares to 1,250,000 shares in order to provide incentive for certain key employees, directors and consultants. The Board of Directors also unanimously recommended that the Company's stockholders approve such increase. No other changes to the Stock Option Plan are proposed at this time.

         Description of the Stock Option Plan

                  The following description of the Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Option Plan, which may be obtained by any stockholder of the Company by contacting Hungarian Telephone and Cable Corp., Attn: Peter T. Noone, Secretary, 100 First Stamford Place, Suite 204, Stamford, CT 06902.

                  Purpose. The purpose of the Stock Option Plan is to provide an incentive to employees of the Company (including directors and officers of the Company), to encourage proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability to serve as employees, directors and consultants.

                  Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock as to which options may be granted under the Stock Option Plan (subject to adjustment as described below) presently is 1,000,000 shares. Any shares subject to an option which for any reason expires or terminates unexercised may again be the subjected of another option granted under the Stock Option Plan. As of the Record Date, options with respect to 858,490 shares of Common Stock have been granted and are either outstanding or have been exercised under the Stock Option Plan.

                  Administration. The Stock Option Plan presently is administered by the Compensation - Stock Option Committee (the "Compensation Committee") appointed by the Board of Directors. The Compensation Committee shall from time to time, at its discretion, make determinations with respect to individuals who shall be granted options (Incentive Stock Options or Non-Qualified Stock Options, which may be referred to collectively as "Options"), the number of shares subject to Options and the designations of such Options as Incentive Stock Options

         (an option described in Section 422(b) of the Internal Revenue Code of 1986, as amended, and also known as a "Qualified Option") or Non-Statutory Stock Options (an option not described in Section 422(b) or 423(b) of the Internal Revenue Code of 1986, as amended, and also known as a "Non-Qualified Option"). Notwithstanding such designations, to the extent that the aggregate fair market value of the shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options. The Compensation Committee determines vesting requirements and other conditions of such awards, interprets the Stock Option Plan, and makes all other decisions relating to the operation of the Stock Option Plan.

                  Eligibility. All key employees (including directors who are employees), or directors who are not employees, and consultants (who are neither employees nor directors) (individually, an "Optionee", and together, the "Optionees") of the Company or any of its subsidiaries who perform services of special importance to the management, operation and development of the business of the Company as the Compensation Committee may select presently are eligible to receive Options under the Stock Option Plan. As of the April 11, 2000, there were approximately 20 persons eligible to participate in the Stock Option Plan as directors, employees or consultants.

                  Option Contracts. Each grant of an Option is evidenced by a written contract between the Company and the Optionee receiving the grant, containing terms and conditions not inconsistent with the Stock Option Plan. Each Optionee shall agree to remain in the employ of, and to render to, the Company his or her services for a period of one (1) year from the date of the granting of any Option, but such agreement shall not impose upon the Company any obligation to retain the Optionee for any period of time.

                  Terms and Conditions of Options. Options may be granted for terms determined by the Committee; provided, however, that no Option shall be exercisable after the expiration of 10 years from the date of grant; and provided further that the exercise period for an Incentive Stock Option may not exceed 5 years if the option holder owns (or is deemed to own) stock possessing more than 10% of the voting power of the Company. In the case of an Incentive Stock Option, the per share exercise price shall be no less than 100% of the fair market value per share on the date of grant, except that, if granted to an employee who, at the time of the grant of such Incentive Stock Option, owns (or is deemed to own) stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant. In the case of a Non-Qualified Option, the per share exercise price may be less than, equal to, or greater than the fair market value per share on the date of grant, as determined by the Compensation Committee.

                  The consideration to be paid for shares to be issued upon exercise of an Option shall be United States dollars; provided, however, that, with the consent of the Compensation Committee, the purchase price may be paid by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option and having a fair market value on the date of exercise equal to the purchase price or in any combination of cash and shares, so long as the total of the cash so paid and the fair market value of the shares surrendered equals the purchase price. No shares shall be issued pursuant to the exercise of an option until full payment therefor has been made.

                  Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him or his legal representatives. With respect to an Option granted to an employee, if the employment of such employee is terminated for any reason other than death or a permanent and total disability, the Option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three months following termination in the case of a Qualified Option and eighteen months following termination in the case of a Non-Qualified Option (twelve months if termination was due to disability in the case of a Qualified Option). In the case of death of the Optionee while employed or following the termination of employment, his executor or administrator of his estate may exercise the Option, to the extent exercisable on the date of death.

                  Adjustment  in  Event  of  Capital  Changes.  Subject  to  any
         required action by the Company's stockholders, the number of shares covered by the Stock Option Plan, the number of shares covered by each outstanding Option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock, stock split, or the payment of a stock dividend.

                  Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, each Optionee shall in such event, if a period of one year from the date of the grant of the Option shall have elapsed, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the Option in whole or in part, subject to limitations on exercise under the Stock Option Plan.

                  In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Stock Option Plan.

                  To the event that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  Duration and Amendments of the Stock Option Plan.  Options may
         be granted pursuant to the Stock Option Plan until the termination of the Stock Option Plan on April 30, 2002. The Board of Directors may at any time, subject to applicable law, suspend, terminate or amend the Stock Option Plan in any respect; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) increase the number of shares available for the grant of Options (except the anti-dilution adjustments described above), (b) materially increase benefits accruing to participants under the Stock Option Plan or (c) change the eligibility requirements for participating in the Stock Option Plan.

         Benefits under Stock Option Plan

                  The benefits to be awarded to and received by the employees, directors and consultants of the Company under the Stock Option Plan, as proposed to be amended, in the future are not presently determinable. There would have been no additional benefits received by the employees, directors and consultants of the Company for the last completed fiscal year if the Stock Option Plan, as proposed to be amended, had been in effect. All shares currently subject to Options, as well as any additional shares that may become subject to future Options (including the proposed increase in shares subject to stockholder approval), under the Stock Option Plan are comprised of authorized but unissued shares of Common Stock. Accordingly, the exercise of any such Options and the issuance of shares pursuant thereto will have the effect of diluting the interests of existing stockholders to the extent of such issuance.

                  On April 10, 2000, the closing price for the Common Stock as reported by the American Stock Exchange was $7-11/16.

         Certain Interests of Directors

                  In considering the recommendation of the Board of Directors with respect to the increase in the number of shares available under the Stock Option Plan, stockholders should be aware that the members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all current directors of the Company are eligible to participate in the Stock Option Plan.

                  The Board of Directors recognizes that approval of the proposal to increase the number of shares available under the Stock Option Plan may benefit such individual directors of the Company and their successors, but it believes that approval of the additional shares available under the Stock Option Plan will strengthen the Company's ability to continue to attract, motivate and retain certain qualified employees, directors and consultants. Furthermore, the Board of Directors believes that such approval will advance the interests of the Company and its stockholders by encouraging key employees, directors and consultants to make significant contributions to the long-term success of the Company. The Board of Directors believes that the increase in the number of shares available under the Stock Option Plan is in the best interests of the Company and its stockholders, and therefore, unanimously recommends a vote FOR the approval of the proposal to increase the number of shares of Common Stock available under the Stock Option Plan from the current 1,000,000 shares to 1,250,000 shares for use as incentive awards for key employees, directors and consultants. In considering the foregoing recommendation of the Board of Directors, stockholders should be aware that the current members of the Board of Directors own as of April 11, 2000, in the aggregate, approximately 1.4% of the shares of the Company's issued and outstanding Common Stock, assuming full exercise of options and warrants exercisable by them within 60 days of the Record Date.

                  The Board of Directors recommends that stockholders vote "FOR" approval of the proposal to amend the Stock Option Plan to increase the number of shares of Common Stock available thereunder from 1,000,000 to 1,250,000 for use as incentive awards to certain key employees, directors and consultants.

                       III. RATIFICATION OF THE APPOINTMENT OF AUDITORS

                  The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of KPMG Hungaria Kft. as independent auditors of the Company for the fiscal year ending December 31, 2000, subject to the ratification of the appointment by the Company's stockholders. A representative of KPMG Hungaria Kft. is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

                  The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Hungaria Kft. as auditors of the Company for the fiscal year ending December 31, 2000.

                              STOCKHOLDER PROPOSALS

                  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 2001 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 29, 2000. A shareholder proposal submitted outside the processes of Rule 14a-8 is considered untimely if the Company did not have notice of such proposal at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy Statement. If the date of the 2001 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2000 Annual Meeting, the stockholder must submit any such proposal no later than the close of business on the later of the 60th day prior to the 2001 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.

                                 OTHER BUSINESS

                  The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

                  The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them, and the Company may reimburse them for certain reasonable out-of-pocket expenses incurred by them in connection therewith.

                                        By Order of the Board of Directors,

                                        /s/David A. Finley

                                        David A. Finley
                                        Chairman of the Board

         April 12, 2000
         New York, New York

PROXY                HUNGARIAN TELEPHONE AND CABLE CORP.                   PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held May 25, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints DAVID A. FINLEY and PETER T. NOONE, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 2000, at 10:00 a.m. local time, at the New York Marriott East Side, 525
Lexington Avenue, New York, New York 10017, or at any adjournment or postponement thereof.

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

         The Board of Directors recommends a vote "FOR" all nominees for director, the increase in the number of shares available under the Stock Option Plan, and the ratification of the appointment KPMG Hungaria Kft.

1. The election as directors of all nominees listed below to serve until the 2001 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

         INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.

         OLE BERTRAM            DARLY A. FERGUSON          TORBEN V. HOLM

         TORBEN A. LANGE        JOHN B. RYAN               WILLIAM E. STARKEY

         LEONARD TOW

                                            VOTE
                           FOR  |_|         WITHHELD  |_|

2. Proposal to amend the Company's 1992 Incentive Stock Option Plan, as amended, to increase the number of shares of the Company's common stock available thereunder from 1,000,000 to 1,250,000 for use as incentive awards to certain key employees, directors and consultants.

                           FOR  |_|         AGAINST  |_|           ABSTAIN  |_|

3. Ratification of the appointment of KPMG Hungaria Kft. as auditors of the Company for the fiscal year ending December 31, 2000.

                           FOR  |_|         AGAINST  |_|           ABSTAIN  |_|

         The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                                            The undersigned acknowledges receipt
                                            from  the  Company,   prior  to  the
                                            execution  of  this  proxy,  of  the
                                            Notice   of   Annual   Meeting   and
                                            accompanying     Proxy     Statement
                                            relating   to  the  Meeting  and  an
                                            Annual  Report to  Stockholders  for
                                            the fiscal year ended  December  31,
                                            1999.

                                            DATED:                        , 2000
                                            ------------------------------------



                                            Signature
                                            ------------------------------------


                                            Signature
                                            ------------------------------------

                                            Please  mark,  date and sign as your
                                            name(s)  appear(s)  to the  left and
                                            return in the enclosed envelope.  If
                                            acting      as     an      executor,
                                            administrator,   trustee,  guardian,
                                            etc.,  you should so  indicate  when
                                            signing.   If   the   signer   is  a
                                            corporation,  please  sign  the full
                                            corporate  name, by duly  authorized
                                            officer. If shares are held jointly,
                                            each shareholder named should sign.